UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Telik, Inc. (the “Company”) approved the following annual base salaries for 2008 and cash bonuses for services performed during 2007 for the following executive officers of the Company:

Executive Officer and Title	2008 Base Salary	2007 Bonus
Michael M. Wick President and Chief Executive Officer	$514,000	$275,000
Cynthia M. Butitta Chief Operating Officer and Chief Financial Officer	$379,000	$175,000
William P. Kaplan Vice President, General Counsel and Corporate Secretary	$264,000	$75,000

The amount of the bonus to be paid to each executive officer was determined by the Committee based on the performance of the Company and the individual executive officer, as determined by the Committee pursuant to the terms of the Company’s Executive Officer Bonus Plan (the “Plan”), a copy of which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2007, and is incorporated by reference herein. In addition, the Committee determined that the 2008 base salary for Marc L. Steuer, the Company’s Senior Vice President, Business Development, would remain unchanged from his 2007 base salary of $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated:	January 7, 2008

		By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta
Chief Operating Officer and Chief Financial Officer